                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              The Banc Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                                                                    May 18, 1999

To Our Stockholders:

     On behalf of the Board of Directors and management of The Banc Corporation, I cordially invite you to attend the Annual Meeting of Stockholders to be held on Tuesday, June 15, 1999, at 4:00 p.m. Central Daylight Time at our principal executive offices at 17 North 20th Street, Birmingham, Alabama. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     In addition to the specific matters to be acted on, there also will be a report on the operations of the Corporation. Directors and officers of the Corporation will be present to respond to any questions of general interest that stockholders may have.

     It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy card.

                                           Sincerely,
                                           /S/ JAMES A. TAYLOR

                                           James A. Taylor
                                           Chairman of the Board,
                                           Chief Executive Officer and President

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 1999
                             ---------------------

To the Stockholders of The Banc Corporation:

     You are hereby notified that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of The Banc Corporation, a Delaware corporation (the "Corporation"), will be held at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203, on Tuesday, June 15, 1999, at 4:00 p.m. Central Daylight Time, for the following purposes:

          1. to elect seven Directors, each to serve for a term of three years that is scheduled to expire at the annual meeting of stockholders held the third year following the year of their election and until their respective successors are elected and qualified;

          2. to ratify the appointment of Ernst & Young LLP as independent auditors of the Corporation for the year ending December 31, 1999; and

          3. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on May 4, 1999 are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the Corporation's principal executive offices at 17 North 20th Street, Birmingham, Alabama, from June 5 through June 14, 1999, and the list shall be available for inspection at the Annual Meeting by any stockholder who is present.

                                  By Order of the Board of Directors
                                  /S/ JAMES A. TAYLOR, JR.

                                  James A. Taylor, Jr.
                                  Secretary

DATED: May 18, 1999

                                   IMPORTANT

     Regardless of whether you plan to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as soon as possible. NO POSTAGE IS REQUIRED IF THE ENCLOSED ENVELOPE IS MAILED FROM WITHIN THE UNITED STATES.

                                PROXY STATEMENT
                                       OF

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

     The Banc Corporation (the "Corporation") is furnishing this Proxy Statement to the holders of Corporation common stock, par value $.001 per share, in connection with the solicitation of proxies to be used at the 1999 Annual Meeting of Stockholders to be held on June 15, 1999, at 4:00 p.m., Central Daylight Time, at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203 (the "Annual Meeting") and any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Corporation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 18, 1999.

                                  SOLICITATION

     The Corporation will bear the costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, banks, custodians, other nominees and fiduciaries for the reasonable out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record. Certain officers and regular employees of the Corporation or its subsidiaries may use their personal efforts to make additional solicitations by telephone, mail, or otherwise, to obtain proxies. They will receive no additional compensation for making any solicitations. If the Corporation's management deems it necessary, the Corporation may also retain the services of a professional proxy solicitor to aid in the solicitation of proxies from brokers, banks, custodians and other nominees for which the Corporation will pay a fee that is anticipated not to exceed $4,500 plus reimbursement for expenses.

                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     Only stockholders of record at the close of business on May 4, 1999 are entitled to receive notice of and to vote at the Annual Meeting. The Corporation's only class of stock outstanding is its common stock, par value $.001 per share. As of the close of business on May 4, 1999, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 12,205,733. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope. Shares of common stock represented by the enclosed proxy card will be voted in accordance with your selections, if any, if the proxy card is properly executed, is received by the Corporation prior to the time of voting, and is not revoked. Where selections are not made on the proxy card, proxies will be voted in accordance with the recommendations of the Board of Directors.

     As of the date of this Proxy Statement, the Corporation's Board of Directors has not been informed of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that are to be presented at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.

     Sending in a signed proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Presence at the Annual Meeting by a stockholder who has signed a proxy card does not by itself revoke the proxy. Each proxy granted may be revoked by the person giving it (1) by giving written notice of such revocation to the Secretary of the Corporation,
(2) by execution and delivery of a subsequent proxy, or (3) by attending the Annual Meeting, giving notice of such revocation and voting in person at the Annual Meeting, except that any such revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best of the Corporation's knowledge, certain information regarding beneficial stock ownership of the Corporation as of March 31, 1999 by: (a) each director and named executive officer of the Corporation, (b) all directors and executive officers as a group and (c) each stockholder known by the Corporation to be the beneficial owner of more than 5% of the outstanding Corporation common stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or her except to the extent such power is shared by a spouse under applicable law.

                                                                NUMBER OF SHARES OF      PERCENTAGE(1)(2)
                                                                  THE CORPORATION           OF COMMON
NAME                                  POSITION HELD                COMMON STOCK            STOCK OWNED
----                                  -------------             -------------------      ----------------
James A. Taylor...........  Chairman of the Board, Chief
                            Executive Officer and President            603,400(3)(4)           4.94%
Terry DuBose..............  Vice Chairman                              252,204(5)(6)           2.06%
James Mailon Kent, Jr. ...  Vice Chairman                              212,000(7)              1.73%
Larry D. Striplin, Jr. ...  Vice Chairman                              226,000(7)(8)           1.85%
David R. Carter...........  Executive Vice President, Chief
                            Financial Officer and Director              15,000(5)                 *
James A. Taylor, Jr. .....  Executive Vice President, General
                            Counsel, Secretary and Director            145,000(5)              1.18%
James R. Andrews, M.D. ...  Director                                   296,000(9)              2.43%
Charles Barkley...........  Director                                   211,000(9)              1.73%
Neal R. Berte, Ed.D. .....  Director                                    11,000(9)                 *
W. T. Campbell, Jr. ......  Director                                   421,469(9)(10)          3.45%
Peter N. Dichiara.........  Director                                   211,000(9)(11)          1.73%
K. Earl Durden............  Director                                   204,534(9)              1.68%
Steven C. Hays............  Director                                    75,096(9)(12)             *
Larry R. House............  Director                                   104,800(9)                 *
Thomas E. Jernigan........  Director Emeritus(13)                      417,600                 3.42%
Thomas E. Jernigan,
  Jr. ....................  Director                                    19,000(7)                 *
Randall E. Jones..........  Director                                    48,867(9)                 *
Mayer Mitchell............  Director                                     1,000(9)                 *
Ronald W. Orso, M.D. .....  Director                                   221,000(9)(14)          1.81%
Harold W. Ripps...........  Director                                   211,000(9)              1.73%
Richard M. Scrushy........  Director                                   226,000(9)              1.85%
Michael E. Stephens.......  Director                                   216,000(9)              1.77%
Marie Swift...............  Director                                    53,500(9)                 *
T. Mandell Tillman........  Director                                    55,172(9)(15)             *
Johnny Wallis.............  Director                                   106,000(9)                 *
All executive officers and
  directors as a group (24
  persons)................                                           4,563,642(16)            37.39%

---------------

 (1) Except as otherwise noted herein, percentage is determined on the basis of 12,205,733 shares of Corporation common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security with respect to which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of Corporation common stock subject to currently exercisable options. An asterisk indicates beneficial ownership of less than one percent.
 (2) Percentage for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding.
 (3) Does not include 32,100 shares owned by his wife, or 30,000 shares owned by his son, Brett Taylor with respect to which he disclaims ownership.
 (4) Includes 25,000 shares subject to options.
 (5) Includes 10,000 shares subject to options.
 (6) Includes 156,721 shares as Trustee for the Emerald Coast Bank Profit Sharing Plan, of which he maintains voting control, and 14,247 shares owned by his wife.
 (7) Includes 2,000 shares subject to options.
 (8) Includes 6,000 shares held as custodian.
 (9) Includes 1,000 shares subject to options.
(10) Includes 39,132 shares held as custodian, and 17,143 shares held by his wife.
(11) Includes 210,000 shares owned by City Wholesale Grocery Co., Inc. of which he is the President.
(12) Includes 4,021 shares as custodian for his children.
(13) Director Emeritus is a non-voting position.
(14) Includes 210,000 shares as Trustee of Birmingham OB/GYN, P.A. Pension Plan.
(15) Includes 4,670 shares held as custodian, and 2,802 shares owned by his wife.
(16) Includes 78,000 shares subject to options.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Pursuant to the Corporation's Restated Certificate of Incorporation (the "Corporation's Certificate") and the Corporation's Bylaws (the "Corporation's Bylaws"), the Corporation's Board of Directors is divided into three classes, with each class being as nearly equal in number as reasonably possible. The Board presently comprises three classes of eight directors each. One class, which includes Messrs. Barkley, Campbell, Durden, Jernigan, Jr., Mitchell, Ripps, Taylor, Jr. and Tillman, holds office for a term that will expire at this year's Annual Meeting; a second class, which includes Messrs. Dichiara, Hays, House, Jones, Scrushy, Stephens and Wallis and Ms. Swift, holds office for a term that will expire at the annual meeting of stockholders to be held in 2000; and a third class, which includes Messrs. Taylor, Berte, Carter, DuBose, Kent and Striplin and Drs. Andrews and Orso, holds office for a term that will expire at the annual meeting of stockholders to be held in 2001. Mr. Barkley is not standing for election. The size of the Board has been reduced to 23 effective at the time of the Annual Meeting, and this year's class of directors will be reduced from eight to seven. Each director holds office for the three-year term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of the Corporation's stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are duly elected and qualified. The Board of Directors elects officers annually. Those officers serve at the discretion of the Board of Directors.

     The nominees for election at this Annual Meeting are: W.T. Campbell, K. Earl Durden, Thomas E. Jernigan, Jr., Mayer Mitchell, Harold W. Ripps, James A. Taylor, Jr. and T. Mandell Tillman, all of whom presently are members of the Board of Directors. The enclosed Proxy will be voted in favor of those nominees unless other instructions are given. These nominees will serve until the annual meeting of stockholders to be held in 2002 and until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the enclosed Proxy will be voted for the substitute nominees selected by the Board of Directors. The Board of Directors has no reason to believe that any of the persons nominated will be unable to serve if elected. The election of directors requires a plurality of the votes cast by the holders of Corporation common stock. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the election of directors. For information about bylaw restrictions on Director nominations, see "-- Committees of the Board of Directors."

     For each nominee's beneficial ownership of common stock, see "Security Ownership of Certain Beneficial Owners and Management." Set forth below is certain additional information regarding each nominee as of April 15, 1999:

                   NAME                      AGE   POSITION WITH CORPORATION
                   ----                      ---   -------------------------
W. T. Campbell, Jr.........................  52    Director
K. Earl Durden(1)..........................  62    Director
Thomas E. Jernigan, Jr.(1).................  33    Director
Mayer Mitchell.............................  66    Director
Harold W. Ripps............................  60    Director
James A. Taylor, Jr........................  34    Executive Vice President, General Counsel,
                                                   Secretary and Director
T. Mandell Tillman.........................  50    Director

---------------

(1) Member of the Compensation Committee.

     W. T. Campbell, Jr. has been a director of the Corporation since October 30, 1998. Mr. Campbell served as President of City National Corporation and Chairman of the Board of Directors of City National from 1984 until it was merged into the Corporation on October 30, 1998, and was a director of City National Bank. Mr. Campbell is a practicing attorney in Sylacauga, Alabama with the firm of McKay and Campbell.

     K. Earl Durden has been a director of the Corporation since December 1998. Mr. Durden served as a Director of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into the Corporation on February 12, 1999. Mr. Durden is the President, Chief Executive Officer and a director of Rail Management Corporation. Mr. Durden also serves as President and a director of the following companies: Copper Basin Railway, Inc., KWT Railway, Galveston Railway, Inc. and Grizzard Transfer, Inc., a small trucking company. Mr. Durden also serves as Chairman, Executive Committee member and a director of the American Short Line and Regional Railroad Association. Mr. Durden has been heavily involved in the acquisition, ownership, start up and operation of short line railroads for the past 19 years.

     Thomas E. Jernigan, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. Mr. Jernigan has been the President of Marathon Corporation, a privately-held investment management company based in Birmingham, Alabama, for over two years. Mr. Jernigan has been employed with Marathon Corporation since 1989. Mr. Jernigan's father, Thomas E. Jernigan, holds the title of "Director Emeritus," a non-voting position.

     Mayer Mitchell has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He served as Chairman and Chief Executive Officer of The Mitchell Company, a real estate development firm based in Mobile, Alabama, from September 1955 until his retirement from that company on December 31, 1986. He is currently a co-owner of Mitchell Brothers, Inc., a private investment company. Mr. Mitchell is a former National President and Chairman of the Board of Directors of the American Israel Public Affairs Committee ("AIPAC") and a past member of the Board of Directors of AmSouth Bank N.A. of Mobile and Altus Bank of Mobile.

     Harold W. Ripps has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He has served as a trustee of Colonial Properties Trust since 1995. In 1969, Mr. Ripps founded The Rime Companies, a real estate development, construction and management firm, headquartered in Birmingham, Alabama, specializing in the development of multi-family properties. Mr. Ripps has served The Rime Companies in an executive capacity since that time.

     James A. Taylor, Jr. has been Executive Vice President and General Counsel of the Corporation since September 1998. Mr. Taylor has served as a director of the Corporation and Secretary of the Corporation since December 1998. Mr. Taylor was a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998, and served as Executive Vice President and General Counsel of Warrior from April 1998 until September 1998. From June 1996 until April 1998, Mr. Taylor served as Vice President -- Legal Services for MedPartners, Inc. ("MedPartners"), a publicly-traded healthcare company. From July 1994 until December 1996, Mr. Taylor served as outside general counsel to Alabama National BanCorporation. From August 1990 until March 1996, Mr. Taylor was in private practice with a law firm in Birmingham, Alabama. Mr. Taylor is the son of James A. Taylor.

     T. Mandell Tillman has been a director of the Corporation since November 1998. Mr. Tillman was a director of Commerce Bank of Alabama from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Tillman has served as Chairman of the Board of Real Property Services, Inc. since 1985. He holds the MAI and CRE designations.

     See "Management of Corporation -- Continuing Directors and Executive Officers" for certain information about the other directors named whom it is anticipated will continue in office following the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MESSRS. CAMPBELL, DURDEN, JERNIGAN, MITCHELL, RIPPS, TAYLOR, JR. AND TILLMAN.

MANAGEMENT MATTERS

     There are no arrangements or understandings known to the Corporation between any of the directors, nominees for director or executive officers of the Corporation and any other person pursuant to which any such person was or is to be elected as a director or an executive officer, except the executive employment agreements of Messrs. Taylor, Taylor Jr. and DuBose provide that each such person shall be nominated to serve as a director of the Corporation. See "Management of Corporation -- Continuing Directors and Executive Officers" and "Executive Compensation and Other Information -- Employment Agreements".

     The Board of Directors held a total of two meetings during 1998 and acted by unanimous written consent 12 times during 1998. During 1998, each of the directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all Board committees on which he served that were held while he was serving as a director or committee member, as the case may be, except for Mr. Scrushy, who attended 50% of such meetings and Mr. Barkley who attended none of such meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation's Board of Directors has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee is responsible for reviewing and supervising the financial controls of the Corporation. The Audit Committee makes recommendations to the Board of Directors with respect to the audit of the Corporation's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Corporation's independent public auditors concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Corporation. The Audit Committee consists of Messrs. Dichiara, Durden and Jernigan and had no formal meetings during 1998.

     The Compensation Committee is responsible for reviewing the performance of the officers of the Corporation and recommending to the Board of Directors the annual salary and bonus amounts for all officers of the Corporation. The Compensation Committee also administers the Amended and Restated 1998 Incentive Stock Plan of the Corporation and the Commerce Bank of Alabama Stock Option Plan. The Compensation Committee consists of Messrs. Kent and Striplin and Dr. Orso and met twice during 1998. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation".

     The Board of Directors as a whole acts in place of a nominating committee. The Corporation's Bylaws provide that nomination for the office of director may be made by stockholders only if written notice of such proposed nominations are delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting at which the election is to be held; provided, however, that in the event that less than 70 days' notice, or prior public disclosure of the date of the meeting, is given, or made, to stockholders, then, notice by the stockholders, to be timely, must be so delivered or mailed and received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director (i) the person's name, age, business address, and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of the Corporation that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director, if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of the Corporation's common stock are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to the Corporation, or written representations that no reports on Form 5 were required, the Corporation believes that during 1998, all of its officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements except that the following officers and directors were eight days late filing their initial Forms 3 because of the demands of completing the Corporation's initial public offering and the acquisitions of City National Corporation, First Citizens Bancorp, Inc. and Commerce Bank of Alabama: Ms. Swift, Messrs. Taylor, Carter, Taylor, Jr., Kent, Striplin, Barkley, Berte, Campbell, Dichiara, House, Jernigan, Mitchell, Ripps, Scrushy, Stephens, and Wallis and Drs. Andrews and Orso.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to the Corporation in all capacities during the years ended December 31, 1998, 1997 and 1996, for the chief executive officer and the four other most highly compensated executive officers of the Corporation whose total annual salary and bonus in the last fiscal year exceeded $100,000. These executive officers are referred to collectively as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                       ANNUAL COMPENSATION(1)                  AWARDS
                                            ---------------------------------------------   ------------
                                                                               OTHER         SECURITIES
                                                                              ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION HELD            YEAR   SALARY($)   BONUS($)   COMPENSATION(2)    OPTIONS(#)
--------------------------------            ----   ---------   --------   ---------------   ------------
James A. Taylor(3)........................  1998   $161,111    $96,667        $31,113         125,000
  Chairman of the Board and                 1997     25,000         --          4,200              --
  Chief Executive Officer                   1996         --         --             --              --
Terry DuBose..............................  1998   $175,000    $25,000        $17,916              --
  Vice Chairman of the Board,               1997    160,718         --         17,524              --
  Chairman of the Board and                 1996     63,000         --          6,500              --
  and Chief Executive Officer of
  Emerald Coast Bank
J. Daniel Sizemore(3).....................  1998   $158,583    $17,217        $26,400              --
  former President and Chief Operating      1997    108,233     39,706         15,700           2,335
  Officer                                   1996    103,161     30,000         21,236           2,335
David R. Carter(4)........................  1998   $162,000    $25,000        $ 8,968          50,000
  Executive Vice President, Chief           1997         --         --             --              --
  Financial Officer and Director            1996         --         --             --              --
Johnny Wallis(5)..........................  1998   $150,000    $ 6,250        $24,774           5,000
  Director; Chairman and Chief              1997    108,450     37,025         25,636              --
  Executive Officer of The Bank of Warrior  1996    104,100     14,300         21,652              --

---------------

(1) Dollar value of perquisites and other benefits were less than the lesser of $50,000 or 10% of total salary and bonus for each named executive officer.
(2) Represents the dollar value of and insurance premiums paid by the Corporation with respect to life, health, dental and disability insurance and automobile allowance for the benefit of, and board fees received by, the named executive officer.
(3) Mr. Sizemore resigned his position as President and Chief Operating Officer in February 1999 and currently serves as consultant to the Corporation. James A. Taylor currently serves as President of the Corporation.
(4) Mr. Carter received $40,500 in consultation fees in 1998, which is included in his reported 1998 salary.
(5) Mr. Wallis served as Chairman of the Board, President and Chief Executive Officer of the Corporation from its incorporation in 1982 until October 1997. Mr. Wallis served as President of The Bank until January 1998, and now serves as Chief Executive Officer of The Bank of Warrior.

     Option Grants in 1998. The following table contains information concerning the grant of stock options under the Amended and Restated 1998 Stock Incentive Plan, the Commerce Bank of Alabama Incentive Stock Option Plan and the Corporation's stock option plans to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                     ----------------------------------------------------------------------
                                                  PERCENT OF
                                     NUMBER OF      TOTAL
                                     SECURITIES    OPTIONS/
                                     UNDERLYING      SARS
                                      OPTIONS/    GRANTED TO    EXERCISE
                                        SARS      EMPLOYEES        OF
                                      GRANTED     IN FISCAL    BASE PRICE   EXPIRATION       GRANT DATE
NAME                                    (#)          YEAR        ($/SH)        DATE      PRESENT VALUE $(1)
----                                 ----------   ----------   ----------   ----------   ------------------
James A. Taylor....................   125,000       30.39%       $11.00     11/5/2008         $516,250
Terry DuBose.......................        --          --            --        --                   --
J. Daniel Sizemore.................        --          --            --        --
David R. Carter....................    50,000       12.15%       $11.00     11/5/2008         $206,500
Johnny Wallis......................     5,000        1.20%       $11.00     11/5/2008         $ 20,650

---------------

(1) Grant value is determined using the Black-Scholes option pricing model assuming (a) option life equal to 80%, (b) an average volatility for the banking industry, (c) a risk free rate of return of 4.68%, and (d) dividend yield of 0%.

     Aggregated Option Exercises in 1998 and Option Values at Year End. The following table provides information with respect to options exercised by the named executive officers during 1998 and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 1998.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                    FISCAL YEAR-END         FISCAL YEAR-END
                                          SHARES       VALUE              (#)                     ($)
                                        ACQUIRED ON   REALIZED        EXERCISABLE/            EXERCISABLE/
NAME                                    EXERCISE(#)     ($)          UNEXERCISABLE           UNEXERCISABLE
----                                    -----------   --------   ----------------------   --------------------
James A. Taylor.......................      --          --         25,000/100,000          35,750/143,000
Terry DuBose..........................      --          --               --                      --
J. Daniel Sizemore....................      --          --             51,055                407,002.89
David R. Carter.......................      --          --         10,000/40,000            14,300/57,200
Johnny Wallis.........................      --          --          1,000/4,000              1,430/5,720

EMPLOYMENT AGREEMENTS

     James A. Taylor. Pursuant to the executive employment agreement entered into between the Corporation and James A. Taylor in October 1997, Mr. Taylor will serve as Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of The Bank. In addition, Mr. Taylor will be nominated to serve as a director of the Corporation and each of its subsidiaries. Mr. Taylor will receive a minimum annual base compensation of $250,000 plus a bonus of 15% of the base amount per quarter.

     Under this agreement, Mr. Taylor will be entitled to receive other benefits including a car allowance and country club dues and may participate in other executive compensation plans. The agreement is for a term of three years which renews daily, and it is terminable by the Corporation only upon three years' notice. If Mr. Taylor is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation, directors' fees and all benefits or their cash equivalents and be entitled to a "gross-up" payment to cover any excise tax imposed on any severance payment to Mr. Taylor.

     The Corporation entered into a deferred compensation agreement with Mr. Taylor on July 23, 1998. That agreement provides that the Corporation shall fund the premium of two life insurance policies on Mr. Taylor's life which will provide a split dollar benefit to the Corporation and Mr. Taylor's estate in the event of his death. Upon the termination of Mr. Taylor's employment for reasons other than death or Cause (as defined in the agreement), Mr. Taylor will become entitled to receive 15 annual payments in the approximate amount of $140,000 commencing April 15, 2007.

     J. Daniel Sizemore. The Corporation had an employment agreement with J. Daniel Sizemore from November 6, 1998, until he resigned his employment on February 15, 1999. Mr. Sizemore was employed in November 1998 as President and Chief Operating Officer of the Corporation, President and Chief Executive Officer of The Bank and President of The Bank's Albertville branch. In addition, Mr. Sizemore was a director of the Corporation and each of its subsidiary banks. The agreement provided for minimum annual compensation of $270,000 including salary, director's fees and bonuses and entitled Mr. Sizemore to receive other benefits such as a car allowance, country club dues and life insurance and participation in other executive compensation plans. The agreement was for a term of three years, was renewable daily and was terminable by the employer only upon three years' notice.

     On February 15, 1999, Mr. Sizemore and the Corporation entered into a three-year Non-Competition and Referral Agreement pursuant to which Mr. Sizemore resigned from the Corporation and terminated his employment. Under this agreement, Mr. Sizemore will receive a total of $240,000: $20,000 each month from March 1999 to August 1999, $10,000 each month from September 1999 to February 2000, and $5,000 per month from March 2000 to February 2001. As part of this agreement, Mr. Sizemore agreed to refer $12,000,000 in loans to the Corporation's subsidiaries. In addition, Mr. Sizemore agreed not to compete directly or indirectly with the Corporation and not to solicit the employment of any employee of the Corporation.

     Terry DuBose. The Corporation entered into an employment agreement with Terry DuBose on February 12, 1999. Under the terms of his employment agreement, Mr. DuBose will serve as Vice Chairman of the Corporation and Chairman of the Board and Chief Executive Officer of Emerald. The agreement is for a term of three years which is renewable daily, and it is terminable by the Corporation only upon three years' notice. Mr. DuBose will receive a minimum annual compensation of $235,000 of which $60,000 is payable by the Corporation and $175,000 is payable by Emerald Bank. In addition, Mr. DuBose is entitled to receive other benefits such as performance bonuses, payment of country club fees and dues, life insurance, an automobile and payment of reasonable travel expenses, and may participate in all benefit plans provided by the Corporation. If Mr. DuBose is terminated for any reason other than "cause" as defined in the agreement, Mr. DuBose shall receive his annual compensation for the three years following his termination. In the event of a "Change in Control" as defined in the agreement, the Corporation shall pay Mr. DuBose his average monthly compensation as calculated per the agreement for thirty-six months.

     Johnny Wallis. On January 1, 1998, The Bank entered into an employment agreement with Johnny Wallis, a director of the Corporation. Mr. Wallis serves as Chairman of the Board and Chief Executive Officer of The Bank. The term of the agreement is for three years and will be reviewed annually by the Board of Directors of The Bank. Mr. Wallis receives a base salary of $100,000. Under the agreement, The Bank must provide Mr. Wallis with an automobile.

     James A. Taylor, Jr. The Corporation has entered into an employment agreement with James A. Taylor, Jr., dated as of January 1, 1999. Under his employment agreement, Mr. Taylor, Jr. will serve as the Executive Vice President, General Counsel and Secretary of the Corporation and Executive Vice President, General Counsel and Secretary of The Bank. In addition, Mr. Taylor, Jr. will be nominated to serve as a director of the Corporation and its subsidiaries. Mr. Taylor, Jr. will receive a base salary of $162,500 per year and is eligible for bonuses. In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years, and it will be reviewed at least annually by the Corporation's Board of Directors for the extension of the term for another year. If Mr. Taylor, Jr. is terminated for any reason other than "cause" as defined in the agreement, he shall receive three years' base compensation, director's fees and all benefits or their cash equivalents and be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to Mr. Taylor, Jr.

     W. T. Campbell, Jr. During the three-year term of the employment agreement entered into among the Corporation, The Bank and W.T. Campbell, Jr. on October 30, 1998, Mr. Campbell will serve as the Chairman of the Board for The Bank of Sylacauga. Mr. Campbell will receive a minimum annual salary of $135,000. The agreement provides that Mr. Campbell will be entitled to receive other benefits including a life insurance policy and may participate in other executive compensation plans. The agreement is terminable by the Corporation only upon prior notice for a period equal to the remaining term. If Mr. Campbell is terminated for any reason other than "cause" as defined in this agreement, Mr. Campbell shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on, engage in or solicit similar business with any customer of the Corporation in any county where the Corporation or its subsidiaries do business.

     Marie Swift. On January 1, 1998, The Bank entered into an employment agreement with Marie Swift, a director of the Corporation. Ms. Swift serves as President of The Bank of Warrior. The term of the agreement is for three years, and it will be reviewed annually by the Board of Directors. Ms. Swift receives a base salary of $100,000 per year plus any bonus which may be approved by Board of Directors of The Bank. Under the agreement, The Bank must provide Ms. Swift with an automobile.

INCENTIVE PLANS

     Corporation Incentive Plan. The objectives of the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation are to further the growth and development of the Corporation and its subsidiaries by (1) encouraging selected Participants who contribute or are expected to contribute materially to the Corporation's success to obtain proprietary interests in the Corporation to encourage them so as to promote the best interests of the Corporation and (2) affording the Corporation a means of attracting qualified personnel. One million shares of Corporation common stock are covered by the Corporation Incentive Plan. Those shares may be, in whole or in part, authorized but unissued shares or issued shares that have been re-acquired by the Corporation. The Corporation Incentive Plan authorizes the grant of options to purchase Corporation common stock. The options may be qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the "Code") if so determined at the time of grant. The Corporation Incentive Plan also authorizes other awards including stock appreciation rights, restricted stock and performance shares.

     The Corporation Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Corporation. The Compensation Committee, subject to the approval of the Board of Directors and the provisions of the Corporation Incentive Plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the Corporation Incentive Plan. The Corporation Incentive Plan provides that the Compensation Committee will select grantees from among employees, officers, directors, consultants, agents, independent contractors and other persons who contributed or are expected to contribute materially to the success of the Corporation or its subsidiaries.

     The option exercise price of each option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of incentive options. No incentive option may be granted to any employee who owns, on the date of grant, stock representing in excess of 10% of the combined voting power of all classes of stock of the Corporation or a subsidiary unless the exercise price for stock subject to such options is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. The aggregate fair market value of stock with regard to which incentive options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. The terms and conditions of each option shall be fixed from time to time by the Compensation Committee. The Compensation Committee has approved grants under the

Corporation Incentive Plan of options to purchase 524,000 shares at an exercise price equal to "Fair Market Value" (as defined in the Corporation Incentive
Plan) on the date of the grant.

     The Commerce Option Plan. On May 4, 1995, the Commerce Bank of Alabama, Inc. shareholders adopted the Commerce Bank of Alabama Incentive Stock Option Plan for the benefit of key employees of Commerce. The Commerce Option Plan authorizes the grant of options to purchase Commerce common stock intended to qualify as Incentive Options and the grant of non-qualified options. The Commerce Option Plan was assumed by the Corporation pursuant to the merger of Commerce with and into The Bank. As of December 30, 1998, there were outstanding options under the Commerce Option Plan to purchase 82,384 shares of Corporation common stock at prices between $4.30 and $6.24 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

     The members of the Compensation Committee are Larry D. Striplin, Jr., James Mailon Kent, Jr. and Ronald W. Orso. The Compensation Committee is charged by the Board of Directors with establishing a compensation plan that will enable the Corporation to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Corporation and its stockholders. The Compensation Committee makes recommendations as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Corporation as a whole.

  Compensation Philosophy and Policies for Executive Officers

     As its first principle, the Compensation Committee believes that executives of the Corporation should be rewarded based upon their success in meeting the Corporation's operational goals, improving its earnings and generating returns for its stockholders, and the Compensation Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Compensation Committee recognizes that the demand for executives with expertise and experience in the banking industry is intense. In order to attract and retain qualified persons, the Compensation Committee believes that the Corporation must offer current compensation at levels consistent with other financial institutions. In addition, the Compensation Committee believes that it is in the best interests of the Corporation's stockholders to offer its executives meaningful equity participation in the Corporation in order that those executives' interests will be aligned with those of the Corporation's stockholders. The Compensation Committee feels that the mix of cash compensation and equity participation will prove to be effective in stimulating the Corporation's executives to meet both long-term and short-term goals.

     The Corporation's compensation program has two distinct elements: base salary; and incentive compensation, including both cash incentive compensation and equity-based compensation.

     Base Salary. While the demand for experienced executives in the banking industry continues to grow, the Corporation has been very successful in attracting key executives. The Corporation believes that its compensation package is instrumental in such success. The Compensation Committee endeavors to establish base salary levels for those key executives that are consistent with those provided for similarly situated executives of other publicly-held financial institutions, taking into account each executive's areas and level of responsibility. The Corporation does not maintain a reference record of where its compensation stands with respect to other publicly-held financial institutions.

     Incentive Compensation. In addition to base salary, the Compensation Committee recommends cash incentive compensation for executives of the Corporation, based upon each executive's success in meeting qualitative and quantitative performance goals established by the Board of Directors and each executive's superiors. Bonus determinations are made on a case-by-case basis, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. In addition to the annual bonus review, the Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time-to-time as circumstances indicate. The Compensation Committee believes that this approach is better than determining bonuses on the basis of a formulary approach.

     In addition to cash incentive compensation, the Corporation utilizes equity-based compensation in the form of stock options and other awards to encourage its executives to meet the Corporation's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Corporation's success in enhancing its market value over time, the Committee believes that its stock option programs are effective in aligning the interests of management and stockholders.

     The Compensation Committee determines stock option grants and other awards valued in whole or in part by reference to or otherwise based on the common stock of the Corporation. Under the Corporation's incentive compensation plans, both of which are described above under "Executive Compensation and Other Information -- Incentive Plans", specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Corporation's results of operations. Awards are also used to provide an incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Compensation Committee will consider prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Corporation will be a strong motivation for the Corporation's executives to pursue the long-term interests of the Corporation and its stockholders, and will promote longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Corporation is set forth elsewhere in this Proxy Statement.

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. The Compensation Committee is aware of the potential effects of Section 162(m) of the Code. The Compensation Committee has concluded that ensuring deductibility under Section 162(m) is not as important as structuring incentive compensation based on methodology and factors it deems appropriate. The Compensation Committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under Section 162(m). While the Compensation Committee intends that the Corporation's compensation plans will meet, to the extent practical, the prerequisites for deductibility under Section 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under Section 162(m), then the Compensation Committee expects that the Corporation would honor its obligations to the executive officers under the compensation arrangements approved by the Compensation Committee.

     The Compensation Committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the Compensation Committee will consult with independent compensation consultants, legal advisors and the Corporation's public accounting firm with respect to the proper design of the program toward achieving the Corporation's objectives.

     Chief Executive Officer Compensation. The Compensation Committee determines Mr. Taylor's equity-based compensation and reports to the Board of Directors on other compensation arrangements with Mr. Taylor, and recommends to the Board of Directors the level of non-equity incentive compensation that is appropriate for the chief executive officer with respect to each fiscal year of the Corporation. In making such recommendation, the Compensation Committee takes into account the Corporation's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual performance goals established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Corporation's competitive position, its position in the financial markets and its ability to achieve its performance goals. The Compensation Committee believes that it is important to ensure that, if Mr. Taylor is successful in leading the Corporation to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-situated publicly held financial institutions.

  Conclusion

     The Compensation Committee believes that the compensation of the Corporation's executives during 1998 was appropriate. It is the intent of the Compensation Committee to ensure that the Corporation's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Corporation and its stockholders. The Compensation Committee will continue to review and evaluate compensation programs at least annually.

     The foregoing report is submitted by the following directors of the Corporation, who comprise the Compensation Committee of the Board of Directors.

                            James Mailon Kent, Jr.
                             Ronald W. Orso, M.D.
                            Larry D. Striplin, Jr.

CERTAIN TRANSACTIONS

     The Bank and Emerald Coast Bank have entered into transactions with their directors, executive officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management of The Bank and Emerald Coast Bank involve more than normal credit risk or present other unfavorable features.

     During 1998, Warrior Capital Corporation sold a total of 495,000 shares of Warrior Capital Corporation common stock at $4.79 per share to various executive officers and directors of the Corporation. James A. Taylor, James A. Taylor, Jr., Richard M. Scrushy and James R. Andrews each purchased 210,000, 105,000, 105,000 and 75,000 shares, respectively. The dollar amounts and the share numbers have been adjusted to take into account the 300-for-one exchange effected in the merger of Warrior Capital Corporation into the Corporation in September 1998.

     On February 12, 1999, Emerald Coast Bancshares, Inc. was merged with and into the Corporation. As a result of the merger, K. Earl Durden and Terry DuBose, who became directors of the Corporation on December 15, 1998, received 205,534 and 85,483 shares of Corporation common stock.

STOCKHOLDER RETURN COMPARISON

     Below is a line graph comparing the closing price of the Corporation's common stock, the Nasdaq Composite Index and the Nasdaq Financial Index. The following graph assumes $100 invested in the Corporation's common stock and in each index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  THE BANC CORPORATION, NASDAQ COMPOSITE INDEX
                           AND NASDAQ FINANCIAL INDEX
                     DECEMBER 10, 1998 -- DECEMBER 31, 1998
CHARISMA GRAPH

                                                                               NASDAQ            NASDAQ
                  MEASUREMENT PERIOD                        THE BANC         COMPOSITE         FINANCIAL
                (FISCAL YEAR COVERED)                     CORPORATION          INDEX             INDEX
12/10/98                                                          100.00            100.00            100.00
12/31/98                                                           99.50            108.77            104.98

DIRECTOR COMPENSATION

     Directors of the Corporation receive $1,500 compensation for each board meeting attended and a retainer of $1,500 per quarter for serving as directors of the Corporation. Directors are eligible to receive grants of stock options under the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation. See "-- Executive Officer Compensation -- Option Grants in 1998" and "Principal Stockholders of the Corporation."

                              PROPOSAL NUMBER TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Corporation's Board of Directors has reappointed Ernst & Young LLP, Birmingham, Alabama, as independent auditors to audit the Corporation's financial statements for the current fiscal year. Management expects representatives of Ernst & Young LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On June 16, 1998, the Board of Directors of the Corporation approved the engagement of Ernst & Young LLP as its independent auditors for the three years ending December 31, 1998, to replace the firm of Dudley, Hopton-Jones, Sims & Freeman PLLP who were the auditors of Warrior Capital Corporation ("Warrior"), the predecessor of the Corporation. The reports of Dudley, Hopton-Jones, Sims & Freeman PLLP on Warrior's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of Warrior Capital Corporation's financial statements for each of the two fiscal years ended December 31, 1997, and in the subsequent interim period, there were no disagreements with Dudley, Hopton-Jones, Sims & Freeman PLLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Dudley, Hopton-Jones, Sims & Freeman PLLP would have caused Dudley, Hopton-Jones, Sims & Freeman PLLP to make reference to the matter in their report. The Corporation has requested Dudley, Hopton-Jones, Sims & Freeman PLLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements and Dudley, Hopton-Jones, Sims & Freeman has provided such letter.

     Management expects representatives of Dudley, Hopton-Jones, Sims & Freeman PLLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to answer appropriate questions.

                           MANAGEMENT OF CORPORATION

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     See "Election of Directors" for information about executive officers and directors who are nominees for re-election to the Board of Directors. The following table sets forth certain information about directors of the Corporation who are continuing in office and certain executive officers of the Corporation as of April 15, 1999:

NAME                                         AGE   POSITION WITH CORPORATION
----                                         ---   -------------------------
James A. Taylor............................  57    Chairman of the Board, Chief Executive
                                                   Officer and President
David R. Carter............................  46    Executive Vice President, Chief Financial
                                                   Officer and Director
Terry DuBose...............................  51    Vice Chairman
James Mailon Kent, Jr.(1)..................  58    Vice Chairman
Larry D. Striplin, Jr.(1)..................  69    Vice Chairman
James R. Andrews, M.D. ....................  56    Director
Neal R. Berte, Ed.D. ......................  58    Director
Peter N. Dichiara(2).......................  44    Director

NAME                                         AGE   POSITION WITH CORPORATION
----                                         ---   -------------------------
Steven C. Hays.............................  42    Director
Larry R. House.............................  54    Director
Randall E. Jones...........................  45    Director
Ronald W. Orso, M.D.(1)....................  52    Director
Richard M. Scrushy.........................  45    Director
Michael E. Stephens........................  55    Director
Marie Swift................................  57    Director
Johnny Wallis..............................  70    Director

---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     James A. Taylor has been Chairman of the Board and Chief Executive Officer of the Corporation since its incorporation in 1998. Mr. Taylor has served as President of the Corporation since February 1999. Mr. Taylor served as President of the Corporation from its incorporation until November 1998. Mr. Taylor served as Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Taylor was Founder, Chairman of the Board and Chief Executive Officer of Alabama National BanCorporation, a publicly-traded bank holding company based in Birmingham, Alabama, from its incorporation in 1986 until his retirement in April 1996. From 1981 until 1996, Mr. Taylor served as Chairman of the Board and Chief Executive Officer of various banks and bank holding companies that ultimately comprised Alabama National BanCorporation. Mr. Taylor is also on the Board of Directors of the American Sports Medicine Institute.

     David R. Carter has been Executive Vice President and Chief Financial Officer of the Corporation since September 1998. Mr. Carter has been a director of the Corporation since December 1998. Mr. Carter served as Executive Vice President and Chief Financial Officer of Warrior Capital Corporation from April 1998 until September 1998. Mr. Carter served as a consultant to Warrior Capital Corporation from January 1998 until April 1998. From June 1995 through January 1998, Mr. Carter served as the Chief Financial Officer of Roxco, Ltd., a regional construction company. From February 1981 through January 1995, Mr. Carter served in various capacities with Trustmark, a publicly-traded bank holding company based in Jackson, Mississippi, including Chief Financial Officer from September 1988 until January 1995.

     Terry DuBose has been a director of the Corporation and served as Vice Chairman since December 1998. Mr. DuBose served as Chief Executive Officer and President of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into the Corporation on February 12, 1999. Mr. DuBose served as Chairman of the Board, President and Chief Executive Officer of SouthTrust of Northwest Florida Holding Company from January 1987 until 1996. Mr. DuBose served as President and Chief Executive Officer of First Bank of Marianna from 1978 until it was acquired by SouthTrust in 1987. Mr. DuBose serves on the Board of Directors of the Florida Banking Association, the Florida Government Relations Counsel and the Florida Community Bankers Counsel.

     James Mailon Kent, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Kent has served as Vice Chairman of the Corporation since December 1998. Mr. Kent served as a director of Alabama National BanCorporation from 1988 until 1996 and served as Vice Chairman of Alabama National BanCorporation from 1988 until 1994. Mr. Kent has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years.

     Larry D. Striplin, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Striplin has served as Vice Chairman of the Corporation since December 1998. Since October 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley

Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until October 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately-owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of MedPartners, Inc. ("MedPartners"), a publicly-traded healthcare company, HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services, and Kulicke & Soffa Industries, Inc., a publicly-traded manufacturer of electronic equipment.

     James R. Andrews, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Andrews served as a director of Alabama National BanCorporation from 1989 until 1996. Dr. Andrews has practiced as an orthopedic surgeon specializing in sports-related injuries for over 25 years.

     Neal R. Berte, Ed.D. has been a director of the Corporation since September 1998. Dr. Berte has been the President of Birmingham-Southern College since 1975.

     Peter N. Dichiara has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from 1984 until it was merged into the Corporation on September 24, 1998. Mr. Dichiara has been the President of City Wholesale Grocery, a grocery supply company based in Birmingham, Alabama since October 1983.

     Steven C. Hays has been a director of the Corporation since November 6, 1998. Mr. Hays served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Hays also served as Executive Vice President of Steel Processing Services, Inc. from 1981 until the sale of the company in 1993. He presently manages a number of personal investments.

     Larry R. House has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services. From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. From 1993 to 1998, Mr. House served as Chairman of the Board and Chief Executive Officer of MedPartners, Inc.. Mr. House is a member of the Board of Directors of the American Sports Medicine Institute.

     Randall E. Jones has been a director of the Corporation since November 6, 1998. Mr. Jones served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Jones is the owner and President of Randy Jones Insurance Agency, Inc., representing Nationwide Insurance Company since 1978. He is a past president of the Albertville Rotary Club and the Albertville Chamber of Commerce.

     Ronald W. Orso, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Orso served as a director of Alabama National BanCorporation from 1988 until 1997. Dr. Orso has practiced in the field of obstetrics and gynecology for over 23 years. He is the past Chairman of the Department of Obstetrics and Gynecology and the past president of the Medical Staff at Baptist Medical Center in Birmingham.

     Richard M. Scrushy has been a director of the Corporation since September 1998. Since 1984, Mr. Scrushy is Chairman of the Board and Chief Executive Officer of HEALTHSOUTH Corporation. Mr. Scrushy has been a director of MedPartners, Inc. since January 1993 and served as its Chairman of the Board of Directors from January 1998 through October 1998.

     Michael Stephens has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He has been the Chairman and Chief Executive Officer of S Enterprises, Inc. He founded ReLife, Inc., a publicly-traded rehabilitation company based in Birmingham, Alabama, and was its Chairman and Chief

Executive Officer from 1986 until 1994. Mr. Stephens also serves on the Boards of Directors of Rehabilitation Designs of America based in Kansas City, Kansas, and PsychPartners, Inc. based in Birmingham, Alabama.

     Marie Swift has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on September 24, 1998. Ms. Swift served as Secretary of the Corporation from September 1998 to December 1998. Ms. Swift has been President of The Bank of Warrior since January 1998. Prior to that, she served as Senior Vice President of Warrior Savings Bank from 1982 until 1998.

     Johnny Wallis has been a director of the Corporation since September 1998 and served as director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on September 24, 1998. Mr. Wallis served as the Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation until October 1997. Mr. Wallis served as President of The Bank until January 1998 and continues to serve as Chief Executive Officer of The Bank of Warrior.

                STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF
                                  STOCKHOLDERS

     Stockholders' proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Corporation no later than January 19, 2000, to be considered for inclusion in the Corporation's Proxy Statement and form of proxy for that meeting.

     A stockholder of the Corporation may wish to have a proposal presented at the annual meeting of stockholders to be held in 2000, but not to have such proposal included in the Corporation's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Corporation at the address appearing on the first page of this proxy statement by April 3, 2000, then the Corporation will not address the proposal in its proxy statement relating to that meeting, and all proxies solicited and received by the Corporation's Board of Directors will be deemed to have conferred discretionary authority to vote on any such proposal.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Corporation does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their best judgments on such matters.

     Please SIGN, DATE and RETURN the enclosed Proxy promptly.

                                          By Order of the Board of Directors,
                                          /S/ JAMES A. TAYLOR, JR.

                                          JAMES A. TAYLOR, JR.
                                          Secretary

Birmingham, Alabama
May 18, 1999

PROXY                         THE BANC CORPORATION                         PROXY
   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANC CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 1999

    The undersigned hereby appoints James A. Taylor and James Mailon Kent, Jr., either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of The Banc Corporation which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held at 4:00 p.m. on Tuesday, June 15, 1999, at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS. To elect as Directors for a three-year term ending on the date of the Annual Meeting of Stockholders in 2002 the following individuals:

                W.T. Campbell, Jr.               Harold B. Ripps
                K. Earl Durden                   James A. Taylor, Jr.
                Thomas E. Jernigan, Jr.          T. Mandell Tillman
                Mayer Mitchell

              [ ]  FOR                                [ ]  AGAINST

INSTRUCTIONS: To withhold vote for any individual(s) nominated as Directors in
Item 1 above write names below:

--------------------------------------------------------------------------------

2. RATIFICATION OF THE INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as independent auditors of The Banc Corporation for the year ending December 31, 1999.

              [ ]  FOR                                [ ]  AGAINST

3. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the 1999 Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR ALL PROPOSALS.

                                                  Dated:                  , 1999
                                                        -----------------

                                                  ------------------------------
                                                  (Print Name)

                                                  ------------------------------
                                                  (Signature of Stockholder(s))

                                                  PLEASE DATE, SIGN AND RETURN
                                                  THIS PROXY TO THE CORPORATION
                                                  IN THE ENCLOSED ENVELOPE.
                                                  THANK YOU.